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                                                                    EXHIBIT 10.2

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                        DRAFT #6
                                                                         8/01/01

                             NOTE PURCHASE AGREEMENT
                      BANK OF AMERICA GATE(R) LOAN PROGRAM

This Note Purchase Agreement, by and between BANK OF AMERICA, N.A. ("Program Lender"), a national banking association organized under the laws of the United States and having a principal office located at 275 South Valencia Avenue, Brea, California, and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts ("FMC"), dated as of April 30, 2001;

                              W I T N E S S E T H:

        WHEREAS, Program Lender is in the business of making education loans under education lending programs, including, without limitation, the Bank of America GATE Education Loan Program (as hereinafter defined); and

        WHEREAS, FMC exists to arrange funding for education loans for the benefit of students at Participating Institutions; and

        WHEREAS, in order to facilitate funding of Bank of America GATE Conforming Loans, Program Lender has agreed to sell, from time to time, pools containing Bank of America GATE Conforming Loans originated by Program Lender to FMC or a Purchaser Trust (all as hereinafter defined).

        WHEREAS, the Bank of America GATE Education Loans are made by Program Lender and purchased by FMC on the condition that they qualify for and in fact are covered by a guaranty issued by The Education Resources Institute, Inc. ("TERI").

        NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:

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I.      DEFINITIONS.

        Capitalized terms used herein without definition have the meanings set forth in the Program Guidelines.

        "Affiliate" shall mean, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

        "Bank of America GATE Conforming Loans" shall mean loans (a) conforming to the requirements of the Product Specifications at the time the loans were made, (b) serviced by the Servicer in accordance with the Product
Specifications, and (c) covered by and subject to all the benefits of the Guaranty Agreement.

        "Bank of America GATE Education Loan Pool" or "Pool" shall mean and refer to a group of Bank of America GATE Notes purchased and pledged or intended to be purchased and pledged as collateral in a particular Securitization Transaction.

        "Bank of America GATE Notes" shall mean notes or other forms of consumer debt instruments, evidencing Bank of America GATE Conforming Loans.

        "Business Day" shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of California are required or authorized by law or executive order to be closed.

        "Co-Lender Indemnification Agreement" means the form of Agreement attached hereto as Exhibit C.

        "Collateral" has the meaning set forth in the Deposit and Security Agreement.

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"Deposit and Security Agreement" means the agreement of that name among Program
Lender, TERI, FMC, and State Street Bank & Trust Company, dated as of April 30, 2001.

        "First Marblehead" or "FMC" shall mean The First Marblehead Corporation, a Delaware corporation.

        "GATE Program" shall mean the Bank of America GATE Education Loan Program described in the Product Specifications.

        "Guaranty Agreement" means the agreement of that name between Program Lender and TERI, dated as of April 30, 2001.

        "Minimum Purchase Price" has the meaning set forth in Section 2.04.

        "Option Period" means, with respect to any particular Bank of America GATE Conforming Loan, the period beginning on the first May 1 when such loan first becomes a Seasoned Loan and ending [**] days thereafter.

        "Origination Records" means and refers to the original Bank of America GATE Education Loan Application and Note, a form of cosigner notice when required under 16 C.F.R. Section 444, and any other standardized documentation specified from time to time in the Product Specifications as required to be received by the Servicer from the Program Lender in order to service Bank of America GATE Conforming Loans adequately and accurately.

        "Origination Services Agreement" refers to (a) the Origination Services Agreement entered into between Servicer and Program Lender with respect to origination of prepGATE Conforming Loans, as amended from time to time, and (b) any subsequent agreement relating to origination services provided to Program Lender with respect to Bank of America GATE Education Loan Notes purchased under this Agreement.

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        "Participating Institution" means an educational institution approved by
TERI for receipt of Bank of America GATE Program funds.

        "Product Specifications" has the meaning set forth in the Umbrella Agreement.

        "Purchase Date" shall mean the date of consummation of a Securitization Transaction with respect to a particular Pool including Bank of America GATE Conforming Loans originated by Program Lender, which date: (a) shall be set by written notice from FMC to Program Lender, given to Program Lender not less than five (5) Business Days in advance of the specified date, and (b) shall occur [**] for each loan in the Pool in question.

        "Purchaser Trust" shall mean and refer to a trust or other SPE formed for the purpose of purchasing Bank of America GATE Conforming Loans by FMC or by any Affiliate of FMC. Any action required or permitted to be taken by FMC hereunder may be taken by a Purchaser Trust with respect to a particular Pool.

        "Rating Agencies" shall mean and refer to Standard and Poor's Corporation and/or Moody's Investors Service, Inc., and/or Duff & Phelps, and/or Fitch Investors Services.

        "Seasoned Loan" means a Bank of America GATE Conforming Loan made by Program Lender that becomes "seasoned" in accordance with the following criteria:

        (a) The following Bank of America GATE Conforming Loans will be deemed to be "Seasoned Loans" immediately upon final disbursement:

            (i)   prepGATE loans (as defined in the Product Specifications);

        (b) The following Bank of America GATE Conforming Loans will be deemed to be "Seasoned Loans" twenty-four (24) months following final disbursement:

            (i) Bank of America GATE Undergraduate Education Loans (as defined in the Product Specifications) made to Borrowers in their first (1st), second (2nd) or third (3d) academic year;

(c) The following Bank of America GATE Conforming Loans will be deemed to be "Seasoned Loans"

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upon the scheduled graduation date (i.e., at the beginning of the grace period before scheduled repayment begins):

            (i) Bank of America GATE Undergraduate Education Loans (as defined in the Product Specifications) made to Borrowers in their fourth (4th) or later academic year; and

            (ii) Bank of America GATE Graduate Professional Education Loans (as defined in the Product Specifications).

(d) Notwithstanding subparagraphs (a) through (c), above, Bank of America GATE Conforming Loans will be deemed to be "Seasoned Loan" immediately upon the occurrence of any of the following events:

            (i) the Bank of America GATE Conforming Loan enters repayment because the Borrower ceases to be enrolled at the Participating Institution or in an approved residency period in the case of a loan to a Borrower in a medical or dental degree program, as and to the extent required by the Product Specifications; or

            (ii) a "Guaranty Event" (as defined in the Guaranty Agreement) occurs with respect to such Bank of America GATE Conforming Loan.

        "Securitization Costs" means the actual costs and expenses incurred by FMC, the Purchaser Trust, and all others entitled to payment for expenses by the Purchaser Trust or FMC, in connection with a Securitization Transaction, including, without limitation, the following:

                                     (Structuring and Origination Fees;
                                     Copy/Binding Costs)
                                     (Underwriting Expenses)
                                     (Rating Fee)
                                     (Transaction and First Year Fees; Expenses)
Owner Trustee and Indenture Trustee  (Transaction and First Year Fees; Expenses)
                                     (Counsel for Indenture Trustee)
                                     (Counsel for FMC)
                                     (Servicer Audit)
                                     (Bond Insurer)

        "Securitization Transaction" shall mean and refer to the purchase of a Pool of Bank of America GATE Conforming Loans by a Purchaser Trust funded through the issuance and sale of commercial

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paper, certificates, bonds or other securities or evidences of indebtedness, the repayment of which is supported by payments on the Bank of America GATE Conforming Loans included in such Pool. A Securitization Transaction may include, without limitation, a continuing series of transactions occurring on a periodic basis in which Program Lender makes a sale of then-outstanding Seasoned Loans to a Purchaser Trust, which Purchaser Trust in turn either utilizes the Pool directly as collateral for its own debt or resells the Pool (in whole or in part) in further sales to a securitization conduit providing financing to the Purchaser Trust.

        "Servicer" shall mean and refer to The Pennsylvania Higher Education Assistance Agency ("PHEAA"), or such other servicer as may be retained by the holder of Bank of America GATE Conforming Loans in accordance with the terms hereof and of the Umbrella Agreement.

        "Servicing Agreement" refers to: (a) the Servicing Agreement entered into between Servicer and Program Lender with respect to servicing of Bank of America GATE Conforming Loans, as amended from time to time, and (b) any subsequent servicing agreement between Program Lender and the Servicer governing servicing of Bank of America GATE Conforming Loans purchased under this Agreement.

        "Servicing Assignment and Servicer Consent Letter" means the form of assignment and consent attached hereto as Exhibit B.

        "SPE" means a special purpose entity formed and operated for the sole purpose of acting as purchaser and owner of Bank of America GATE Conforming Loans.

        "Term" shall mean the period commencing on the effective date hereof and ending upon termination hereof, all as set forth in Article X.

        "Trust Agreement" means, with respect to any particular Securitization Transaction, the agreement pursuant to which a Purchaser Trust is formed.

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        "Trust Indenture" means, with respect to any particular Securitization
Transaction, the agreement pursuant to which FMC or a Purchaser Trust issues evidences of indebtedness secured by the payments on the related Bank of America GATE Conforming Loans.

        "Umbrella Agreement" shall mean and refer to that certain Umbrella Agreement by and between Program Lender and First Marblehead, dated as of April 15, 2001.

II.     AGREEMENT FOR PURCHASE AND SALE OF NOTES.

        2.01.  PURCHASE AND SALE.

        On each Purchase Date during the Term of this Agreement and subject to the conditions set forth herein, Program Lender shall sell to FMC or a designee Purchaser Trust, and FMC or such Purchaser Trust shall purchase, every Seasoned Loan owned by Program Lender on the Purchase Date.

        2.02.  PRE-CLOSING INFORMATION; FMC [**].

        (a)    REPORTING.

        Program Lender will cause Servicer to inform FMC periodically of information reasonably requested by FMC in anticipation of a Securitization Transaction, including, without limitation, the number of Seasoned Loans ready for purchase, principal and accrued interest with respect to each such Loan, payment status (including defaulted loans presented for guaranty payment), and the identity of Participating Institutions affected by the Securitization. Program Lender shall also provide summary data, monthly, of applications in process and approved loans not yet originated (numbers, dollar amounts by program, borrower expected repayment date and other agreed data). Program Lender will provide summary data, monthly, of rejected applications (numbers and dollar amounts by program). Program Lender shall also cause Servicer to provide its MR50 Reports to FMC. FMC covenants and agrees that it will use data in the MR50 Report solely for the purpose of producing portfolio-level reports specific to forecasting and structuring Securitization Transactions. After production of such

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reports, FMC will return all data storage devices containing MR50 data to PHEAA and will delete all MR50 data (other than the portfolio-level reports) from its system.

        FMC will [**] specify a Purchase Date and consummate a Securitization Transaction in which a Purchaser Trust will purchase all of the Seasoned Loans, not less than once each calendar year. FMC shall have the sole and exclusive right to purchase all Bank of America GATE Conforming Loans [**] for each such loan, which right may be assigned to one or more Purchaser Trusts. Program Lender agrees, in consideration of FMC's undertaking pursuant to this section, not to sell to any third person any interest in any Bank of America GATE Conforming Loans originated by Program Lender [**]. Program Lender shall be free to use Bank of America GATE Conforming Loans as collateral for loans to Program Lender and/or to sell participations in its portfolio of Bank of America GATE Conforming Loans; provided, however, that Program Lender must sell and deliver Seasoned Loans free and clear of any such interests on any Purchase Date. Program Lender shall be entitled at any time and from time to time, in its sole discretion, to sell a Seasoned Loan to a third party or to retain a Bank of America GATE Conforming Loan, in whole or in part, for its own account, in the event that FMC or its designee is unable to or fails to acquire such Seasoned Loan [**]. In such event, the Program Lender may sell or retain such Seasoned Loan to any purchaser, free and clear of any claim under this Agreement.

        2.03.  POOL SUPPLEMENT.

        Each purchase and sale of the Seasoned Loans originated by Program Lender included in a Pool on a Purchase Date shall be made pursuant to a Pool Supplement substantially in the form of Exhibit A which shall: (1) set forth the Minimum Purchase Price for the Seasoned Loans originated by Program Lender included in the Pool, (2) incorporate by reference the terms and conditions of this Agreement applicable to sales of Seasoned Loans, and (3) include a Schedule of Seasoned Loans

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setting forth the details and characteristics of such Pool. Each Pool Supplement shall be executed by an authorized agent of each Purchaser Trust and the Program Lender and shall be delivered on the related Purchase Date. The Purchaser Trust shall provide a preliminary settlement sheet in the form of Schedule 1 to the Pool Supplement not less than two (2) Business Days prior to the Purchase Date.

        2.04.  MINIMUM PURCHASE PRICE.

        On the Purchase Date, Program Lender shall assign and convey all Seasoned Loans originated by Program Lender included in the Pool to FMC, or a Purchaser Trust, in consideration of receipt of the Minimum Purchase Price therefor. For purposes of this Agreement the term "Minimum Purchase Price" shall mean the sum of:

(a)     The unpaid principal amount of the Seasoned Loans in question [**]; plus

(b)     all accrued and unpaid interest on such Seasoned Loans, [**]; plus

(c) [**], the amount of any guaranty fee paid by Program Lender to TERI. If the terms of the Guaranty Agreement call for any Guaranty Fees to be paid to TERI [**]; plus

(d) a partial reimbursement for [**] costs incurred and paid by Program Lender with respect to [**] such reimbursement to equal [**] .

2.05.       FAILURE OF FMC TO SECURITIZE.

        In the event that: (a) FMC fails to specify a Purchase Date and to consummate a Securitization Transaction with respect to a Pool of Seasoned Loans [**], and (b) Program Lender subsequently sells such a Pool in a transaction that, if it had been conducted by a Purchaser Trust, would constitute a Securitization Transaction, THEN FMC will reimburse Program Lender for [**]. For purposes only of this Section 2.06, the following terms have the following meanings:

[**]

III.    PROCEDURES AND CONDITIONS FOR TRANSFER.

        3.01. CONVEYANCES OF BANK OF AMERICA GATE CONFORMING LOANS; CONDITIONS TO PURCHASE.

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        (a)    On each Purchase Date, upon execution and delivery of the related
Pool Supplement, Program Lender shall sell, transfer, assign, set over and otherwise convey to FMC or the Purchaser Trust, without recourse, all right, title and interest of Program Lender in and to:

(1) The Seasoned Loans included in the related Pool originated by Program Lender and all payments due or to become due thereon;

(2) Any proceeds with respect to the Seasoned Loans originated by Program Lender included in such Pool from recourse to TERI under the Origination Services Agreement regarding origination of prepGATE Conforming Loans;

(3) Any claims Program Lender may have under the Servicing Agreement with respect to acts or omissions of the Servicer affecting the Seasoned Loans being purchased;

(4) The proceeds of any and all of the foregoing received after the Purchase Date or received prior thereto and not credited against the Minimum Purchase Price as computed on the Purchase Date (and, pursuant to Section 3.07, the Purchaser Trust shall assume certain liabilities of Program Lender thereunder);

(5) All rights of Program Lender under the Guaranty Agreement with respect to the loans in the Pool.

        (b) The obligation of the Purchaser Trust to purchase the Seasoned Loans originated by Program Lender on the related Purchase Date shall be subject to satisfaction of the following conditions (each and all of which may be waived by such Purchaser Trust, in whole or in part in its sole discretion):

(1) Program Lender shall have delivered to the Purchaser Trust a duly authorized and executed Pool Supplement;

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(2)     Each of the representations and warranties made by Program Lender pursuant to Section 5.02 with respect to the Seasoned Loans originated by Program Lender included in such Pool shall be true and correct as of the related Purchase Date;

(3) The Origination Services Agreement and the Servicing Agreement shall be in full force and effect as of the related Purchase Date and Program Lender and Servicer shall have executed and delivered a Servicing Assignment and Servicer Consent Letter;

(4) Program Lender and TERI shall have performed and observed the terms and conditions of this Agreement and the Origination Services Agreement and there shall not have occurred a default under either the Origination Services Agreement or the Servicing Agreement;

(5) Program Lender shall have complied with the provisions of the Umbrella Agreement applicable to the Seasoned Loans included in the Pool;

(6) The loans to be purchased shall have been originated and serviced in conformity with the Product Specifications and shall be covered by the Guaranty Agreement;

(7) The Agent pursuant to the Deposit and Security Agreement, shall have transferred to the indenture trustee in the Securitization Transaction the portion of the Pledged Account and the Collateral specified in Section 4 of the Deposit and Security Agreement;

(8) If required by any other Lender whose loans are included in the Securitization Transaction, the Program Lender shall have executed and delivered a Co-Lender Indemnification Agreement substantially in the form of Exhibit C;

(9) Program Lender shall, at its own expense, on or prior to the Purchase Date, indicate in computer files relating to Seasoned Loans that the Seasoned Loans identified in the related Pool Supplement have been sold to the Purchaser Trust pursuant to this Agreement and such Pool Supplement;

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(10)    Program Lender shall have executed and delivered for filing a UCC-1 financing statement with respect to the Seasoned Loans originated by Program Lender included in such Pool in the appropriate office of the jurisdiction in which the chief executive office of the Program Lender is located (or, in the event of a change of law, Program Lender shall have taken, but at no additional cost or expense to the Program Lender, such action as may be reasonably advised by the Purchaser Trust);

(11) As of such Purchase Date: (i) Program Lender was not insolvent and will not become insolvent as a result of the transfer of Seasoned Loans on such Purchase Date, (ii) Program Lender did not intend to incur or believe that it would incur debts that would be beyond Program Lender's ability to pay as such debts matured, (iii) such transfer was not made with actual intent to hinder, delay or defraud any Person, and (iv) Program Lender was "Well Capitalized," as such term is defined by the Office of the Comptroller of the Currency on the Purchase Date; and

(12) Program Lender shall have executed and delivered an Indemnification Agreement substantially in the form of Exhibit D attached hereto, PROVIDED, HOWEVER, that an Indemnification Agreement shall not be required if FMC executes and delivers to Program Lender a certificate which states that no Offering Materials (as defined in Exhibit D attached hereto) were distributed or provided to any securities purchaser or prospective purchaser in connection with the Securitization Transaction in question.

        (c) The obligation of Program Lender to sell the Seasoned Loans originated by Program Lender included in the Pool on a related Purchase Date are subject to satisfaction of the following conditions (each and all of which may be waived by Program Lender in whole or in part, in its sole discretion):

(1) Purchaser Trust shall have delivered to Program Lender a duly authorized and executed Pool Supplement;

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(2)     Purchaser Trust shall have paid the Minimum Purchase Price to Program
Lender by wire transfer of immediately available funds within twenty-four (24) hours after the Purchase Date (such Minimum Purchase Price shall be based on the best information available from the Servicer as of the Purchase Date; no later than thirty (30) days following the Purchase Date, the Purchaser Trust shall recalculate the Minimum Purchase Price to reflect adjustments for transactions (including, without limitation, additional accrued interest and payments received), and whichever party is deemed to owe the other such adjustment shall deliver such adjustment to such other party, by wire transfer of immediately available funds);

(3) FMC shall have complied with the terms of the Umbrella Agreement applicable to the Seasoned Loans included in the Pool and no default of FMC under the Umbrella Agreement relating to any Seasoned Loans shall have materially impaired the rights of the Program Lender in connection with the purchase and sale of the Pool to be sold on the Purchase Date;

(4) FMC and Purchaser Trust shall have executed and delivered an Indemnification Agreement substantially in the form of Exhibit D attached hereto, PROVIDED, HOWEVER, that an Indemnification Agreement shall not be required if FMC executes and delivers to Program Lender a certificate which states that no Offering Materials (as defined in Exhibit D attached hereto) were distributed or provided to any securities purchaser or prospective purchaser in connection with the Securitization Transaction in question.

(5) In the event the subject Pool contains loans originated by persons and entities other than Program Lender (to the extent permitted under the Umbrella Agreement), each such person and entity shall have delivered to Program Lender a Co-Lender Indemnification Agreement;

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(6)     If the trustee or other fiduciary under the related Trust Indenture is not State Street Bank and Trust, Program Lender shall have approved such trustee or fiduciary, with such approval not to have been unreasonably withheld; and

(7) Program Lender shall have received an opinion of Thacher, Proffitt & Wood, or other securities counsel to the Purchaser Trust and FMC, addressed to Program Lender and satisfactory to Program Lender in form and substance. Such opinion shall, with respect to any securities issued by the Purchaser Trust, state that nothing has come to the attention of such counsel that would lead it to believe that the Offering Materials (as defined in the Indemnification Agreement attached hereto as Exhibit D) in connection with the matters described therein contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that Thacher, Proffitt & Wood may except the B of A Information (as defined in Exhibit D attached hereto) from the scope of its opinion, and FURTHER PROVIDED, HOWEVER, that such opinion shall not be required if FMC executes and delivers to Program Lender a certificate which states that no Offering Materials (as defined in Exhibit D attached hereto) were distributed or provided to any securities purchaser or prospective purchaser in connection with the Securitization Transaction in question.

3.02.   DELIVERY OF DOCUMENTS.

        On the Purchase Date, Program Lender shall deliver to the Servicer, as agent for the Purchaser Trust and/or to the trustee of the Trust Indenture, each Bank of America GATE Note originated by Program Lender included in the Pool and the related Origination Records. If a Co-Lender Indemnification Agreement is required as a condition of Program Lender's obligations under Section 3.01(c)(4) hereof, Program Lender shall execute and deliver a Co-Lender Indemnification Agreement to each lender selling Bank of America GATE Conforming Loans in the Securitization Transaction.

3.03.       CONFIRMATION OF REPRESENTATIONS AND WARRANTIES.

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        In each Pool Supplement, Program Lender shall confirm its
representations and warranties contained in Section 5.02 hereof.

        3.04.  RIGHTS TRANSFERRED.

        The transfer of funds pursuant to Section 2.04 hereof shall constitute, and the delivery to FMC, or its designated Purchaser Trust of each Pool Supplement shall evidence, a sale and assignment to FMC or the Purchaser Trust of the related Seasoned Loans and of all of Program Lender's interest in such Seasoned Loans. As assignee of such Seasoned Loans, FMC or the Purchaser Trust shall receive: (i) interest on such Seasoned Loans from and after the Purchase Date, and (ii) any and all other payments and recoveries received by the Servicer or Program Lender from the borrowers and cosigners of such Seasoned Loans, or others pursuant to, or in respect of, such Seasoned Loans from and after the Purchase Date, and all proceeds thereof.

        3.05.  SUBSEQUENT RECEIPTS.

        In the event that Program Lender shall receive, subsequent to any such assignment, any amounts whatsoever in respect to the Bank of America GATE Conforming Loans so assigned in the nature of those described in Section 3.04 above, such amounts shall be held by Program Lender in trust for FMC or the Purchaser Trust to which it has sold the Notes, and the Program Lender shall promptly deliver such amounts to the trustee under the Trust Indenture.

        3.06.  ASSIGNMENT OF ORIGINATION RIGHTS.

        Program Lender shall insure that Program Lender's rights under the Servicing Agreement and the Origination Services Agreement with respect to the Seasoned Loans in each Pool shall be transferred to FMC or the Purchaser Trust by execution and delivery of a Servicing Assignment and Servicer Consent Letter. Program Lender shall require TERI to complete any loan origination services being performed for Program Lender under the Origination Services Agreement on the Purchase Date so

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that complete Origination Records are ready for transfer to the Purchaser Trust
(or to Servicer on its behalf).

        3.07. NO ASSUMPTION OF LIABILITY TO FUND BANK OF AMERICA GATE EDUCATION LOAN NOTES.

        By their purchase of Bank of America GATE Education Loan Notes, FMC, and all Purchaser Trusts, shall assume no liability, responsibility or obligation with respect to any payments which are due and owing, or which are, or may be alleged to be due and owing, by Program Lender to any Participating Institution or to any GATE Loan borrower by reason of the Seasoned Loans originated by Program Lender included in the Pool evidenced by the Bank of America GATE Education Loan Notes. Program Lender shall be solely responsible to fulfill its obligations under any agreements it may have with Participating Institution regarding origination and funding of such Seasoned Loans. Notwithstanding the foregoing, the Purchaser Trust shall assume from Program Lender any liability to repurchase from TERI a defaulted Loan upon cure of the default, with respect to any Loan that would be a Seasoned Loan but for such default and purchase by TERI.

        3.08.  SERVICING AND ORIGINATION COSTS.

        Except as expressly set forth in the definition of "Minimum Purchase Price," Program Lender shall be solely responsible for and shall pay all costs due to any third party from Program Lender (including, without limitation, amounts due to Servicer) with respect to origination of Bank of America GATE Conforming Loans and with respect to loan servicing of Bank of America GATE Conforming Loans incurred prior to purchase of a Bank of America GATE Conforming Loan hereunder. FMC shall be solely responsible for and shall pay any obligations it has incurred in connection with the Bank of America GATE Conforming Loans.

IV.     LIMITATION OF OBLIGATIONS OF FMC AND PURCHASER TRUST.

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        4.01.  Except as provided in Section 2.05 of this Agreement, FMC's obligation in connection with the purchase of Seasoned Loans is [**] to cause a Securitization Transaction to occur and to use the proceeds thereof to fund the purchase of Seasoned Loans by a Purchaser Trust. Upon the designation of a Purchase Date and a Purchaser Trust by FMC, FMC shall be obligated to cause the consummation of a Securitization Transaction and the payment of the Minimum Purchase Price to Program Lender; PROVIDED, HOWEVER, that the obligation of FMC and any Purchaser Trust to consummate the Securitization Transaction shall be conditioned upon and subject to the receipt by the Purchaser Trust of Securitization Transaction proceeds net of Securitization Costs equal to or greater than the Minimum Purchase Price.

V.      REPRESENTATIONS AND WARRANTIES.

        5.01.  REPRESENTATIONS AND WARRANTIES OF FMC.

        FMC makes the following representations and warranties as of the date hereof, as of the date of each purchase of Bank of America GATE Conforming Loans and as of any other date specified below. FMC shall cause each Purchaser Trust to make substantially the same representations and warranties in a Pool Supplement as of the date of each purchase of Bank of America GATE Conforming
Loans:

        (a) FMC represents and warrants that it is and shall remain a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to conduct all activities contemplated by this Agreement.

        (b) FMC has full power and authority to perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of FMC enforceable against FMC in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws.

        (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which FMC is now a party or by which it is bound.

        5.02.  REPRESENTATIONS AND WARRANTIES OF PROGRAM LENDER.

        Program Lender makes the following representations and warranties as of the date hereof, as of the date of each sale of Seasoned Loans originated by Program Lender to FMC or a Purchaser Trust, and as of any other date specified below:

        (a) Program Lender represents and warrants that it is, and shall continue to be, a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the authority to conduct all activities contemplated by this Agreement.

        (b) Program Lender has full power and authority to perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Program Lender enforceable against Program Lender in accordance with its terms, except as such enforceability may be limited by (i) receivership, conservatorship and supervisory powers of bank regulatory agencies generally, (ii) applicable bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect, or (iii) general principles of equity.

        (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which Program Lender is now a party or by which it is bound.

        (d) Each of the Seasoned Loans originated by Program Lender sold to FMC or a Purchaser Trust pursuant to any Securitization Transaction is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles.

        (e) Each Seasoned Loan originated by Program Lender sold hereunder and any accompanying notices and disclosures conforms to all applicable state and federal laws, rules and regulations. The origination of each Seasoned Loan by Program Lender was conducted in accordance with all applicable state and federal laws concerning the actions of the Participating Institution and Program Lender including, without limitation, the Equal Credit Opportunity Act. No application to Program Lender for a Bank of America GATE Conforming Loan shall be, or has been, rejected, approved or discouraged by Program Lender on the basis of race, sex, color, religion, national origin, age (other than laws limiting the capacity to enter a binding contract) or marital status, the fact that all or a part of the borrower's or co-signer's, income derives from any public assistance program, or the fact that the applicant, borrower or any co-signer has, in good faith, exercised any right under the Consumer Credit Protection Act.

        (f) Each Seasoned Loan originated by Program Lender sold to FMC or Purchaser Trust is in compliance in all material respects with any applicable usury laws at the time made and of the time of assignment to FMC or a Purchaser Trust.

        (g) Program Lender has no actual knowledge of any defense to payment with respect to any Seasoned Loan sold under this Agreement. There is no action before any state or federal court, administrative or regulatory body, pending or threatened against Program Lender in which an adverse result would have a material adverse effect upon the validity or enforceability of Seasoned Loans originated by Program Lender and included in the Pool.

        (h) Each and every Seasoned Loan sold pursuant to this Agreement is free and clear of any liens, claims or demands of any person claiming by or through Program Lender, and Program Lender has the absolute right to transfer the same to FMC or a Purchaser Trust.

        (i) With respect to each GATE Note originated by Program Lender and included in the Pool, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of and in the terms set forth in the Product Specifications.

        5.03.  EXCLUSIVE REPRESENTATIONS AND WARRANTIES.

        The representations and warranties set forth in Section 5.02 above are the sole and exclusive representations and warranties made by the Program Lender, its representatives, agents, officers, directors and other employees, with respect to this Agreement, any Pool Supplement, any Bank of America GATE Conforming Loan, any obligor, and the sale of any Bank of America GATE Conforming Loan to the Purchaser Trust hereunder or otherwise.

        5.04.  REMEDY FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

        In the event any representation or warranty made by Program Lender pursuant to Section 5.02 above shall prove to be inaccurate or incomplete [**] as of the date when made, Program Lender shall have the right (but not the obligation) to elect by written notice to FMC to be given by Program Lender no later than sixty (60) days after receipt of written notice from FMC of such alleged breach to repurchase the affected Seasoned Loan or Loans no later than such 60th day for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Upon receipt of said repurchase price, FMC shall, or, if applicable, shall cause the Purchaser Trust or the Servicer to, deliver the GATE Note and the Origination Records relating thereto to Program Lender, duly endorsed or assigned to Program Lender or to such person as Program Lender may direct, in any such case, without recourse to FMC or the Purchaser Trust. [**] If Program Lender shall not so elect to repurchase the affected Seasoned Loans within said sixty (60) day period, then Program Lender shall indemnify FMC, the Purchaser Trust and any fiduciary under the Trust Agreement from any and all loss, cost, damage and expense, including reasonable attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, counterclaims, defenses, suits or judgments or obtaining or attempting to obtain release from liability, in any such case by reason of any alleged breach specified in such written notice given by FMC to the Program Lender.

VI.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

        As to any Seasoned Loans purchased hereunder, the representations and warranties contained herein and the indemnifications contained in Article VIII hereof with respect to such Seasoned Loans shall survive until each such Seasoned Loan is paid in full.

VII.    MISCELLANEOUS.

        7.01.  NO ASSIGNMENT.

        No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto, PROVIDED, HOWEVER, that: (a) Program Lender may assign its rights hereunder to an Affiliate that is a national banking association having the legal power and right under applicable law (including, without limitation, usury law in the State where it is located) to make Bank of America GATE Conforming Loans, and (b) FMC shall have the right to create a Purchaser Trust to exercise FMC's rights to purchase each Pool. No assignment shall relieve the assignor of liability hereunder. Any assignment in violation hereof shall be automatically null and void.

        7.02.  AMENDMENT.

        This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

        7.03.  NO WAIVER.

        No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

        7.04.  ENTIRE AGREEMENT.

        This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

        7.05.  NOTICES.

        All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received. Notices shall be given as follows:

        If to Program Lender:

        Kathy Cannon
Bank of America
National Student Lending Group
275 South Valencia Avenue, 3rd floor
Brea, CA 92823

        With a copy to:

        Mary Price
Bank of America
555 California Street
8th Floor
San Francisco, CA 94104

If to FMC:

Daniel Maxwell Meyers
The First Marblehead Corporation
30 Little Harbor
Marblehead, MA  01945

With a copy to:

Richard P. Hackett, Esq.
Pierce Atwood
One Monument Square
Portland, ME 04101

        7.06.  ATTORNEYS' FEES.

        In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

        7.07.  GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to choice-of-law rules).

        7.08.  COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

        7.09.  NO THIRD PARTIES BENEFITED.

        This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns (including, without limitation, any Purchaser Trust), and each and every Indemnified Person (all of which shall be entitled to enforce the Indemnity contained in Sections
8.01 and 8.02 hereof), and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

        7.10.  OPINIONS.

        Concurrent with the execution hereof, each party shall deliver to the other the opinion of its corporate counsel (which may be internal counsel) to the effect that this Agreement has been duly authorized by all necessary corporate or other organizational action, this Agreement is within the corporate or other organizational power of such party and that this Agreement has been duly executed and delivered by an authorized officer of the party.

VIII.   INDEMNIFICATION.

        8.01.  BY PROGRAM LENDER - SECURITIES MATTERS.

        Subject to the limitations on remedies for breach of representations and warranties set forth in Section 5.04 above, Program Lender shall indemnify and hold harmless FMC, each Purchaser Trust and any fiduciary under any Trust Indenture, and any officer, director, employee or agent of any of the foregoing (herein, collectively, referred to as the "Indemnified Persons") against any and all liabilities, losses, costs, damages and expenses, including, without limitation, attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, suits or judgments or obtaining or attempting to obtain release from liability under the Trust Indenture or this Agreement which such Indemnified Person may sustain or incur by reason of any untrue statement of a material fact in any Offering Materials (as defined in the form of Co-Lender Indemnification Agreement) or by any failure to state in such Offering Materials a material fact necessary to make the statements therein not misleading (but only to the extent the same relate to information relating to Program Lender and the Bank of America GATE Conforming Loans originated by Program Lender furnished in writing by Program Lender expressly for use in the applicable Offering Materials). This section shall survive any termination of this Agreement.

        8.02.  BY PROGRAM LENDER - SPECIAL.

        Notwithstanding any repurchase of Seasoned Loans under Section 5.04 hereof, IN THE EVENT THAT: (a) a claim, counterclaim or defense to payment of a Bank of America GATE Conforming Loan (hereinafter a "claim") is asserted against FMC, a Purchaser Trust or any other Indemnified Person, the substance of which claim, if true, would constitute a material breach or misrepresentation of the representations and warranties contained in any of subsections 5.02(d), (e), or
(f) AND (b) such claim is not dismissed or abandoned as against such Indemnified Person following a repurchase under Section 5.04, THEN (c) Program Lender shall indemnify and hold harmless such Indemnified Person from all costs of defense of such claim and all costs of settlement and/or payment of a judgment on such claim.

IX.     DISPUTE RESOLUTION

        9.01.  INFORMAL DISPUTE RESOLUTION.

        Any controversy or claim between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, and whether arising before or after the termination of this Agreement ("Dispute") shall be resolved as follows:

        (a) Upon written request of either party, the parties will each appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

        (b) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

        (c)    Arbitration proceedings for the resolution of a Dispute under
Section 9.02 may not be commenced until the earlier of:

(i) the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii) the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute.

        9.02.  ARBITRATION.

        If the provisions of Section 9.01 have been satisfied, but the Dispute has not been resolved, then the Dispute shall be settled pursuant to the following:

        (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

        (b) No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the option of any party holding a deed of trust, foreclosure under such deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

        9.03.  PERMISSIBLE LEGAL PROCEEDINGS.

        Notwithstanding anything contained in Sections 9.01 and 9.02, (a) a party may institute legal proceedings to seek a temporary restraining order or other temporary or preliminary injunctive relief to prevent immediate and irreparable harm to such party, and for which monetary damages would be inadequate, pending final resolution of the dispute, controversy or claim pursuant to arbitration, and (b) a party may institute legal proceedings if necessary to preserve a superior position with respect to other creditors. Such conduct shall not constitute a waiver of the right of either party to resort to arbitration to obtain relief other than that specified in this Section 9.03.

X.      TERM AND TERMINATION.

        10.01. TERM.

        This Agreement shall remain in full force and effect until the later of
(a) expiration or termination of the Umbrella Agreement, or (b) the expiration of the Option Period of all Bank of America GATE Conforming Loans made pursuant to the Umbrella Agreement. After termination of this Agreement, certain obligations hereunder shall survive as provided in Article VI hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                             BANK OF AMERICA NA


/s/ Sherrif L. Orff                  By: /s/ K L Cannon
---------------------------------        ------------------------------
Print Name: Sherrif L. Orff          Print Name: K L Cannon
           ----------------------                ----------------------
                                     Title:   SVP
                                             --------------------------


                                     THE FIRST MARBLEHEAD CORPORATION


/s/ John Niles                       By: /s/ Ralph James
---------------------------------        ------------------------------
Print Name: John Niles               Print Name: Ralph James
           ----------------------                ----------------------
                                     Title:  COO
                                            ---------------------------

                             NOTE PURCHASE AGREEMENT
                                INDEX TO EXHIBITS

Exhibit A  Pool Supplement

Exhibit B  Servicing Assignment and Servicer Consent Letter

Exhibit C  Co-Lender Indemnification Agreement

Exhibit D  Indemnification Agreement

               EXHIBIT A TO NOTE PURCHASE AGREEMENT

                            [Form of Pool Supplement]

        This Pool Supplement ("Supplement") is entered into pursuant to and forms a part of that certain Note Purchase Agreement (the "Agreement") dated as of April 30, 2001, by and between The First Marblehead Corporation ("FMC") and Bank of America NA. This Supplement is dated ___________________, ______. Capitalized terms used in this Supplement without definitions have the meaning set forth in the Agreement.

        ARTICLE 1: PURCHASE AND SALE.

        In consideration of the Minimum Purchase Price set forth in Schedule 1 attached hereto, Program Lender hereby transfers, sells, sets over and assigns to [name of purchasing entity] ("Purchaser Trust"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each Seasoned Loan described in the attached Schedule 2. Program Lender hereby transfers and delivers to Purchaser Trust each Bank of America GATE Note evidencing such Seasoned Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. Purchaser Trust hereby purchases said Seasoned Loans and Bank of America GATE Notes on said terms and conditions.

        ARTICLE 2: PRICE.

        The amounts paid pursuant to this Supplement are:

"Minimum Purchase Price" shall mean the sum of:

(a)     The unpaid principal amount of the Seasoned Loans in question [**]; plus

(b)     all accrued and unpaid interest on such Seasoned Loans, [**]; plus

(c) [**], the amount of any guaranty fee paid by Program Lender to TERI. If the terms of the Guaranty Agreement call for any Guaranty Fees to be paid to TERI [**]; plus

(d) a partial reimbursement for [**] costs incurred and paid by Program Lender with respect to [**] such reimbursement to equal [**].

        Purchase Price is: $__________________

        ARTICLE 3: REPRESENTATIONS AND WARRANTIES.

        3.01.  BY PROGRAM LENDER.

        Program Lender repeats the representations and warranties contained in
Section 5.02 of the Agreement and confirms the same are true and correct as of the date hereof.

        3.02.  BY PURCHASER TRUST.

        The Purchaser Trust hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Purchaser
Trust:

        (a) The Purchaser Trust is duly organized and validly existing as a business trust under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Bank of America GATE Conforming Loans.

        (b) The Purchaser Trust is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

        (c) The Purchaser Trust has the Power and authority to execute and deliver this Pool Supplement and to carry out its respective terms; the Purchaser Trust has the power and authority to purchase the Seasoned Loans and rights relating thereto as provided herein from the Program Lender and the Purchaser Trust has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Pool Supplement has been duly authorized by the Purchaser Trust by all necessary action on the part of the Purchaser Trust.

        (d) This Pool Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Purchaser Trust, enforceable in accordance with its terms.

        (e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Purchaser Trust or any indenture, agreement or other instrument to which the Purchaser Trust is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Purchaser Trust of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties.

        (f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties: (1) asserting the invalidity of the Agreement or this Pool Supplement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Pool Supplement, or (3) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Purchaser Trust of its obligations under, or the validity or enforceability of the Agreement or this Pool Supplement.

        ARTICLE 4: CROSS RECEIPT.

        Program Lender hereby acknowledges receipt of the Minimum Purchase Price. Purchaser Trust hereby acknowledges receipt of the Seasoned Loans and the Bank of America GATE Notes included in the Pool.

        ARTICLE 5: ASSIGNMENT OF ORIGINATION AND SERVICING RIGHTS.

        Program Lender has assigned and set over to Purchaser Trust so much of its rights under the Origination Services Agreement and the Servicing Agreement as relate to the Seasoned Loans described in Schedule 2, including, without limitation, the right to continued loan servicing under the Servicing Agreement pursuant to a Servicing Assignment and Servicer consent Letter delivered herewith.

        IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.

PURCHASER NAME:


---------------------------------
By:

                                           By:
                                               -------------------------------
                                           Print Name:
                                                       -----------------------
                                           Title:
                                                  ----------------------------

BANK OF AMERICA NA


By:
    -----------------------------
                                           Print Name:
                                                       -----------------------
                                           Title:
                                                  ----------------------------

                          Schedule 1 to Pool Supplement
                                    (SAMPLE)

                               SETTLEMENT SCHEDULE
                                 FMC 200__-S-__

XYZ UNIVERSITY

Disbursement Date # of Loans           Face Value              Amount Disbursed
-------------------------------------------------------------------------------

                  [TO BE REVISED]



                      EXHIBIT B TO NOTE PURCHASE AGREEMENT
                              [PROGRAM LENDER NAME]
                            SERVICING ASSIGNMENT AND
                             SERVICER CONSENT LETTER
                      [Applies ONLY if Program Lender holds
                        Servicing Agreement and FMC does
                    not hold direct agreement with Servicer]

[DATE]

[Servicer Name and Address]

Attention: President

Ladies and Gentlemen:

     Reference is hereby made to that certain Servicing Agreement (the "Servicing Agreement"), dated __________, by and between [Servicer Name] (the "Servicer") and [Program Lender Name] ("Program Lender"), a copy of which is attached hereto as Exhibit A. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Servicing Agreement. Pursuant to Section ____ of the Servicing Agreement, the parties hereto agree as follows:

     1. Program Lender hereby assigns its interest in the Servicing Agreement with respect to the student loans identified on the attached Schedule I(the "Student Loans") to [Name of Securitization SPE] ("SPE"), and the Servicer hereby consents thereto.

     2. The Servicer hereby consents to the assignment and grant by [SPE] of a security interest in the Servicing Agreement to [Name of Securitization Indenture Trustee] (the "Trustee"), as provided in the Indenture, dated as of [DATE] between [SPE] and the Trustee (the "Indenture"), for the benefit of the Bondholders (as defined below) and MBIA Insurance Corporation (the "Bond Insurer").

     [3.   Program Lender hereby assigns its interest in the Origination
Agreement, dated _________, by and between the Servicer and Program Lender (the "Origination Agreement"), a copy of which is attached hereto as Exhibit B, to [SPE], with respect to the Student Loans. The Servicer hereby consents to the foregoing assignment by Program Lender and of the assignment and grant by [SPE] to the Trustee of a security interest in the Origination Agreement, as provided in the Indenture, for the benefit of the Bondholders and the Bond Insurer.]

     4. The Servicer hereby confirms that it will not terminate the Servicing Agreement until the appointment of a successor servicer by [SPE], with the consent of the Bond Insurer for so long as Bonds are outstanding, unless the Servicing Agreement otherwise expires in accordance with its terms.

     5. [SPE] hereby confirms that (i) it will not terminate the Servicer for cause pursuant to Section ____ of the Servicing Agreement (a) without the consent of the Bond Insurer for so long as Bonds are outstanding, and (b) until a successor servicer acceptable to the Bond Insurer is appointed, and (ii) it will terminate the Servicer for cause pursuant to Section ____ of the Servicing Agreement, if directed by the Bond Insurer to do so.

     6. The representations and warranties of the Servicer in the Servicing Agreement are true and correct in all material respects at and on the date hereof (the "Closing Date"), with the same effect as if made on the Closing Date.

     7. The Servicer hereby confirms that it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Servicing Agreement.

     8. The Servicer agrees not to cause the filing of a petition in bankruptcy against [SPE] for the nonpayment to the Servicer of any amounts owed to it under the Servicing Agreement until at least 366 days after the payment in full of the Bonds.

     9. The Servicer hereby agrees to provide the Bond Insurer with copies of all notices, reports and other information at the same time and in the same manner in which such information is required to be given to Program Lender and [SPE] pursuant to the Servicing Agreement or other information as is requested by the Bond Insurer. In addition, for so long as any Bonds are outstanding, any action that requires the consent of [SPE] under the Servicing Agreement, including, without limitation, any amendment to the Servicing Agreement with respect to the Student Loans, shall also require the prior consent of the Bond Insurer.

     10. The Servicer hereby agrees to provide the Bond Insurer with its quarterly and annual audited financial statements.

     11. The Servicer hereby grants the Bond Insurer the right for so long as any of the Bonds remain outstanding, to perform ongoing due diligence review of the Servicer's servicing activities with respect to the Student Loans provided that such due diligence be conducted in a reasonable manner, convenient to both the Servicer and the Bond Insurer.

     12. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by [SPE Owner Trustee], not individually or personally solely as Owner Trustee of [SPE] under the Trust Agreement dated as of [DATE], with [SPE Sponsor], in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertaking and agreements by the Owner Trustee but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereby and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Trust Related Documents.

     13. The parties hereto acknowledge and agree that for so long as any Bonds are outstanding, the Bond Insurer is a third-party beneficiary hereof and of the Servicing Agreement, and the Bond Insurer shall have the right to exercise all rights of [SPE] under the Servicing Agreement.

     Please acknowledge your acceptance and agreement to the foregoing by signing and returning the enclosed duplicate letter.

                                              Very truly yours,

PROGRAM LENDER


                                              By:
                                                  --------------------------
                                              Print Name:
                                              Title:
Accepted and Agreed:

[SERVICER
_____________________]


By:
    ------------------------------
Print Name:
Title:

[SPE NAME]

By: [OWNER TRUSTEE]

By:
    ------------------------------
Print Name:
Title:

                      EXHIBIT C TO NOTE PURCHASE AGREEMENT

                       CO-LENDER INDEMNIFICATION AGREEMENT

     THIS CO-LENDER INDEMNIFICATION AGREEMENT (the "Agreement") is made as of [DATE], by and between [Names and Addresses of Co-Lenders] ("Co-Lender"), and BANK OF AMERICA NA ("BOA"), a national banking association organized under the laws of the United States, with its headquarters and principal place of business located at _____________ (Co-Lender and BOA are sometimes collectively referred to as the "Program Lenders" and are each sometimes severally referred to as a "Program Lender").

                                    RECITALS

     A. The Program Lenders are participants in the GATE: Guaranteed Access to Education(R) Program and/or the Bank of America GATE(R) Loan Program and/or the prepGATE(SM) Loan Program (collectively, the "GATE Program") pursuant to which each of the Program Lenders originate educational loans (the "GATE Loans") to pay the costs of attending institutions of education which are themselves participants in the GATE Program (the "Participating Institutions").

     B. Each of the Program Lenders, individually, have entered into an agreement (each, a "Purchase Agreement") with The First Marblehead Corporation or The National Collegiate Trust, pursuant to which Purchase Agreements such Program Lenders have agreed to sell certain GATE Loans to [Name of Purchasing Entity] (the "Purchaser Trust"), each such purchase to be funded through the issuance and sale of certificates, bonds or other evidences of indebtedness, the repayment of which are supported by such GATE Loans (the "Subject Securitization Transaction").

     C. As a condition precedent to the obligation of each Program Lender to consummate the sale of GATE Loans originated by them to the Purchaser Trust, all Program Lenders whose GATE Loans will be included in the Subject Securitization Transaction are required to execute and deliver to the other Program Lenders a copy of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

     1.01 Each Program Lender represents and warrants to each other Program Lender, as to itself, that as of the date hereof:

     (a) It is and shall continue to be a national banking association, duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to originate and/or hold GATE Loans, to consummate the transaction contemplated by the Purchase Agreement to which it is a party, and to execute and deliver and perform its obligations under this Agreement;

     (b) This Agreement has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by (a) the receivership, conservatorship and similar supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors; (b) general principles of equity (including availability of equitable remedies), whether enforcement is sought in a proceeding in equity or at law; and (c) applicable securities laws and public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification with respect to securities law liabilities;

     (c) Each GATE Loan included in the Subject Securitization Transaction originated by it is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against the borrower and cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles;

     (d) Each GATE Loan included in the Subject Securitization Transaction originated by it and any accompanying notices and disclosures conforms to all applicable state and federal laws, rules and regulations and the origination thereof was conducted in accordance with all applicable state and federal laws concerning the actions of the Participating Institution and the Program Lender, including, without limitation, the Equal Credit Opportunity Act;

(e) Each GATE Loan included in the Subject Securitization Transaction originated by it is in compliance in all material respects with any applicable usury laws at the time made and as of the time of sale to the Purchaser Trust pursuant to the Purchase Agreement to which the Program Lender is a party; and

     (f) The Program Lender has no actual knowledge of any defense to payment with respect to any GATE Loan included in the Subject Securitization Transaction originated by it nor is there any action before any state or federal court, administrative or regulatory body, pending or threatened against the Program Lender in which an adverse result would have a material adverse effect upon the validity or enforceability of any such GATE Loan.

                                    ARTICLE 2
                                 INDEMNIFICATION

     2.01 Cross-Indemnification. Each Program Lender (an "Indemnifying Program Lender") hereby agrees to indemnify, hold harmless and defend each other Program Lender and such other Program Lender's respective officers, directors, employees, attorneys, agents (not including any Participating Institution or the servicer of any GATE Loan) and each person who controls such other Program Lender within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively and severally, the "Indemnified Parties"), from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and/or damages (including, without limitation, reasonable external attorneys' fees and the allocated costs of internal salaried attorneys) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by any such Indemnified Party in any way relating to or arising out of the inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Program Lender hereunder or the inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Program Lender to any Participating Institution in connection with the GATE Program or the Subject Securitization Transaction. The indemnity provided by each Indemnifying Program Lender hereunder is in addition to any liability which such Program Lender may otherwise have to the Indemnified Parties, at law, in equity or otherwise, in connection with the Subject Securitization Transaction.

     2.02 Procedure for Indemnification. In case any proceeding (including any governmental investigation) shall be instituted against any Indemnified Party in respect of which indemnity is sought pursuant to Section 2.01, such Indemnified Party shall promptly notify the applicable Indemnifying Program Lender in writing. The Indemnifying Program Lender, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Program Lender may designate in such proceeding and the Indemnifying Program Lender shall pay the fees and disbursements of such counsel related to such proceeding, within a reasonable period of time after such fees and disbursements are billed by such counsel. If the Indemnifying Program Lender fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Program Lender. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Program Lender and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Program Lender and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Program Lender shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

     2.03 Settlements of Proceedings. The Indemnifying Program Lender shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Program Lender agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Program Lender, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject of such proceeding.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.01 Notices. All demands, notices and communications upon or to any Program Lender under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to such Program Lender at its address set forth below or to such other address as may hereafter be furnished by such Program Lender to the other Program Lenders hereunder in writing, and shall be deemed to have been duly given upon receipt.

     If to Co-Lender:

_________________________
_________________________
_________________________

with a copy to:

_________________________
_________________________
_________________________


If to BOA:

Kathy Cannon
Bank of America
National Student Lending Group
275 South Valencia Avenue, 3rd floor
Brea, CA 92823

with a copy to:

Mary Price
Bank of America
555 California Street
8th Floor
San Francisco, CA 94104

     3.02 Successors and Assigns. This Agreement is binding on the Program Lenders and their respective successors and assigns. No Program Lender shall assign its rights or obligations under this Agreement without the prior written consent of all other Program Lenders hereunder, and any assignment in violation of this prohibition shall be automatically deemed null and void.

     3.03  Arbitration.

(a) Any controversy or claim between or among the Program Lenders hereunder arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort relating hereto, shall, at the request of any party, be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision of this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b) No provision of this Section 3.03 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

3.04 Costs and Attorneys' Fees. In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party(ies) is (are) entitled to recover costs and reasonable attorneys' fees (including the allocated cost of internal salaried attorneys) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

3.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.06 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3.07 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

3.08 Amendment. This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

3.09 No Waiver. No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

3.10 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

3.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws doctrine.

3.12 No Third Party Beneficiaries. This Agreement is made and entered into for the protection and legal benefit of the parties hereto, their permitted successors and assigns, and each and every Indemnified Party, and no other person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CO-LENDER(S)


                   By:
                       --------------------------------
                   Print Name:
                   Title:

BANK OF AMERICA NA


                   By:
                       --------------------------------
                   Print Name:
                   Title:

                      EXHIBIT D TO NOTE PURCHASE AGREEMENT
                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (the "Agreement") is made _________________, 2000, by and among [NAME OF PURCHASER TRUST (the "Trust"), The First Marblehead Corporation ("First Marblehead"), and BANK OF AMERICA NA ("B of A").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Note Purchase Agreement dated April 30, 2001 (the "Note Purchase Agreement") between First Marblehead, as purchaser, and B of A, B of A will sell to the Trust and the Trust will purchase from B of A certain Bank of America GATE Conforming Loans ("Contracts");

     WHEREAS, contemporaneously with the transactions contemplated by the Note Purchase Agreement, the Trust will sell securities backed by a pool consisting of the Contracts (the "Securitization");

     WHEREAS, First Marblehead assists the Trust in the Securitization process; and

     WHEREAS, the parties wish to set forth their agreements with respect to certain aspects of the Securitization, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. Capitalized terms used herein without definition have the meanings assigned thereto in the Note Purchase Agreement. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Agreement" means this Indemnification Agreement, as it may be amended from time to time.

     "Commission" means the Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "B of A Information" means solely the information set forth [to be determined]

     "Indemnified Party" has the meaning set forth in Section 4.03.

     "Indemnifying Party" has the meaning set forth in Section 4.03.

     "Offering Materials" means: (a) any private placement memoranda and any other offering material given in connection with a sale or offer to sell, whether or not such sale or offer to sell was required to be registered under the Securities Act, and (b) any Registration Statement filed with the

Commission pursuant to which any Contract or interest therein is sold or offered for sale, including the Prospectus relating thereto and any preliminary prospectuses and amendments and supplements to such Registration Statement, Prospectus and preliminary prospectus, including post-effective amendments and all exhibits and all material incorporated by reference therein.

     "Prospectus" has the meaning given to such term in the Securities Act.

     "Registration Statement" has the meaning given to such term in the Securities Act.

     "Securities" means securities backed by the pool of Contracts that are to be issued by the Trust.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Transaction Documents" means the Note Purchase Agreement and the Pool Supplement issued pursuant thereto.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     Each of the Trust and First Marblehead jointly and severally represents and warrants to B of A, and B of A hereby represents and warrants to the Trust and First Marblehead, as of the date hereof and the Purchase Date, as follows:

     (1) It is a corporation, business trust, or, in the case of B of A, a national banking association, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has the corporate power to own its assets and to transact the respective business in which it is currently engaged. It is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other);

     (2) It has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business and its type of organization requires such licenses or approvals unless the failure to obtain any such licenses or approvals would have no material adverse effect on the ability of such party to fulfill its obligations hereunder;

     (3) It has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action;

     (4) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, and except as enforcement of any terms relating to indemnification may be limited by applicable securities law;

     (5) For B of A and the Trust only, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its governing documents, or any material indenture, agreement or other instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties; and

     (6) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (1) asserting the invalidity of this Agreement (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (3) seeking any determination or ruling that is likely to materially and adversely affect the performance by it of its obligations hereunder or the validity and enforceability of this Agreement.

                                    ARTICLE 3
                              CONDITIONS TO CLOSING
                             [Intentionally Omitted]

                                    ARTICLE 4
                                 INDEMNIFICATION

     SECTION 4.01. INDEMNIFICATION BY FIRST MARBLEHEAD AND THE TRUST. The Trust and First Marblehead jointly and severally agree to indemnify, hold harmless and defend B of A, its officers, directors, employees, attorneys, agents and each Person who controls B of A within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

     (a) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials under the heading, [to be determined] ["Method of Distribution"] or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, if such settlement is effected with the written consent of the Trust and First Marblehead; and

     (c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the B of A) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, to the extent that any such expense is not paid under (a) or
(b) above.

     This indemnity agreement will be in addition to any liability which the Trust and First Marblehead may otherwise have.

     SECTION 4.02. INDEMNIFICATION BY B OF A. B of A agrees to indemnify and hold harmless the Trust and First Marblehead and each person, if any, who controls NCT or First Marblehead within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1993 Act"), as follows:

     (a) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the B of A Information (or any amendment or supplement thereto approved in writing by B of A) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, if such settlement is effected with the written consent of B of A; and

     (c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Trust and First Marblehead) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, to the extent that any such expense is not paid under (a) or (b) above.

     This indemnity agreement will be in addition to any liability which B of A may otherwise have.

     SECTION 4.03. PROCEDURE FOR INDEMNIFICATION. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or 4.02, such Person (hereinafter called the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Party") in writing. The Indemnifying Party, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding, as and when such fees and disbursements are billed by such counsel. If the Indemnifying Party fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

     SECTION 4.04. SETTLEMENTS OF PROCEEDINGS. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     SECTION 4.05. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 4.01 and 4.02 hereof is for any reason held to be unenforceable by the Indemnified Parties although applicable in accordance with its terms, B of A, on the one hand, and the Trust and First Marblehead, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated in Sections 4.01 and 4.02 that are incurred by B of A, the Trust and First Marblehead in such proportions that (i) the Trust and First Marblehead shall be responsible for that portion represented by the percentage that the gross fee earnings of First Marblehead in the Securitization bear to the sum of such fees and the purchase price paid by the Trust for the Contracts, and (ii) B of A shall be responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The Trust, First Marblehead and B of A agree that it would not be just and equitable if contribution pursuant to this Section 4.05 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party pursuant to
Section 4.01 or 4.02 shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE 5
                                  MISCELLANEOUS

     SECTION 5.01. NOTICES. All demands, notices and communications upon or to B of A, the Trust and First Marblehead under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) The First Marblehead Corporation, 30 Little Harbor, Marblehead, MA 01945; (b) [ADDRESS FOR PURCHASER TRUST], (c) B of A ______________________________________________________, or such other address as may hereafter be furnished to the other parties in writing.

     SECTION 5.02. SUCCESSORS AND ASSIGNS. This Agreement is binding on B of A's, the Trust's and First Marblehead's successors and assignees. Each party hereto agrees that it will not assign this Agreement without the other parties' prior written consent.

     SECTION 5.03.     ARBITRATION.

     (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party, be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (b) No provision of this Section 5.03 shall limit the right of any party to this Agreement to exercise self-help remedies such a setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

     SECTION 5.04. COSTS AND ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     SECTION 5.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.06. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 5.07. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 5.08. LIMITATION OF RECOURSE TO THE TRUST. Notwithstanding any provision of this Agreement to the contrary, all obligations of the Trust under this Agreement shall be payable only from the rights of the Trust in the Contracts. No recourse shall be had against the general funds of the Trust, nor against any income or proceeds of the Contracts not available, in accordance with the Trust Instrument, for distribution. To the extent that the interests of the Trustee and the bond holders under

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the Trust Instrument are fully satisfied, or if proceeds of the Contracts are otherwise distributed to the owners of the Trust free and clear of claims of said Trustee (as defined in the Trust Instrument), claims against the Trust may be satisfied from the Contracts or the distributable proceeds thereof.

BANK OF AMERICA NA

By:
    ---------------------------
Print Name:
Title:

[NAME OF PURCHASER TRUST]
By: [NAME OF TRUSTEE], not in its individual capacity but SOLELY in its capacity as Trustee

By:
    ---------------------------
Print Name:
Title:

THE FIRST MARBLEHEAD CORPORATION

By:
    ---------------------------
Print Name:
Title:

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